Exhibit 10.1

OMNIBUS AMENDMENT AGREEMENT
RELATING TO

LOAN AGREEMENT
PROVIDING FOR A
SENIOR SECURED TERM LOAN OF
UP TO $80,500,000

TO BE MADE AVAILABLE TO

FALCON GLOBAL LLC, FALCON PEARL LLC AND FALCON DIAMOND LLC,
as Joint and Several Borrowers
BY
DNB MARKETS, INC., CLIFFORD CAPITAL PTE. LTD. and NIBC BANK N.V.
as Mandated Lead Arrangers
and
DNB MARKETS, INC.
as Book Runner
and
DNB BANK ASA, New York Branch,
as Facility Agent and Security Trustee
and
THE FINANCIAL INSTITUTIONS IDENTIFIED ON SCHEDULE 1,
as Lenders

dated as of August 3, 2015

November 3, 2017

OMNIBUS AMENDMENT AGREEMENT RELATING TO LOAN AGREEMENT
THIS OMNIBUS AMENDMENT AGREEMENT RELATING TO LOAN AGREEMENT (this “Agreement”) is made as of the 3rd day of November, 2017, by each of the Borrowers, the SEACOR Guarantor, the SEACOR Parent, the MONTCO Parent, the Lenders, the Facility Agent and the Security Trustee (as each such term is hereinafter defined) and amends and is supplemental to (1) that certain senior secured loan agreement dated as of the 3rd day of August, 2015, as amended by an amendment no. 1 thereto (“Amendment No. 1”) dated as of April 28, 2017, and as further amended by those certain letter agreements dated as of April 28, 2017, and June 30, 2017 (as amended, the “Loan Agreement”), by and among (i) FALCON GLOBAL LLC (“Falcon Global”), FALCON PEARL LLC (“Falcon Pearl”) and FALCON DIAMOND LLC (“Falcon Diamond”), each a limited liability company organized under the laws of the Republic of the Marshall Islands, as joint and several borrowers (each, a “Borrower” and collectively, the “Borrowers”), (ii) DNB MARKETS, INC. (“DNB Markets”), CLIFFORD CAPITAL PTE. LTD. and NIBC BANK N.V. as mandated lead arrangers, (iii) DNB Markets as book runner, (iv) DNB BANK ASA, New York Branch (“DNB Bank”), as facility agent for the Creditors (in such capacity, the “Facility Agent”) and as security trustee for the Creditors (in such capacity, the “Security Trustee”), and (v) the banks, financial institutions and institutional lenders whose names and addresses are set out in Schedule 1 thereto, as lenders (together with any assignee pursuant to the terms of Section 10 thereof, the “Lenders”, and each separately, a “Lender”), (2) that certain amended & restated guaranty dated as of April 28, 2017 (the “A&R Guaranty”), made by SEACOR Marine Holdings, Inc., a Delaware corporation (the “SEACOR Guarantor”) in favor of the Security Trustee, (3) that certain membership interest pledge agreement dated as of August 3, 2015 (the “Seacor Pledge Agreement”), made by and between (i) SEACOR LB Offshore (MI) LLC, a limited liability company organized under the Republic of the Marshall Islands (the “SEACOR Parent”), as pledgor, and (ii) the Security Trustee, as pledgee, (4) that certain membership interest pledge agreement dated as of August 3, 2015 (the “Montco Pledge Agreement”), made by and between (i) MONTCO Global, LLC, a limited liability company organized under the Republic of the Marshall Islands (the “MONTCO Parent”, and together with the Borrowers, the SEACOR Guarantor and the SEACOR Parent, collectively, the “Security Parties”), as pledgor, and (ii) the Security Trustee, as pledgee and (5) that certain subordination agreement dated as of April 28, 2017, as amended by an amendment no. 1 thereto dated as of June 30, 2017 (as amended, the “Subordination Agreement”), made by and between the SEACOR Parent and the Facility Agent.
W I T N E S S E T H

WHEREAS, as a condition to the granting of certain waivers (as specified in that certain letter agreement dated as of April 28, 2017 (the “April 2017 Letter Agreement”) entered into by the Creditors and consented and agreed to by, among others, the Borrowers), the parties hereto entered into Amendment No.1;
WHEREAS, pursuant to that certain letter agreement dated as of June 30, 2017 (the “June 2017 Letter Agreement” and together with the April 2017 Letter Agreement, collectively, the “Letter Agreements”), entered into by the Creditors and consented and agreed to by, among others, the Borrowers, the Creditors agreed to the granting of certain additional waivers including the Extended Temporary Liquidity Waiver and the Temporary Financial Covenants Waiver (each as defined in the June 2017 Letter Agreement),

WHEREAS, the Borrowers have requested that the Loan Agreement be amended in order to, among other things, allow Falcon Global to change its name to “Falcon Global International LLC” and amend and restate its limited liability company agreement, permanently increase the Margin to 3.5%, modify certain financial covenants, and release the MONTCO Guarantor from its Guaranty, and the Creditor Parties have consented to such amendments and the release of the MONTCO Guarantor subject to the Security Parties entering into this Agreement and complying with the terms hereof; and
NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Unless otherwise defined herein, words and expressions defined in the Loan Agreement have the same meanings when used herein, including in the recitals hereto.
2.    Representations and Warranties.
(a)    Each Security Party hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Loan Agreement, the Note, the Security Documents and any Interest Rate Agreement (updated mutatis mutandis and as amended hereby) to which it is a party, provided that nothing contained herein shall be deemed to be a reaffirmation of any representation or warranty relating to financial covenants referenced in Sections 9.3(a) and (c) of the Loan Agreement, which are, by their terms, to be tested on a quarterly basis.
(b)    Each Security Party hereby represents and warrants that it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement that this Agreement or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction other than certain amendments to be made to the Uniform Commercial Code financing statements filed in connection with certain of the Security Documents, including, with respect to the change of Falcon Global’s name as provided herein.
3.    No Defaults. Each Security Party hereby represents and warrants that, other than the events of default specified in the April 2017 Letter Agreement (the “Disclosed Events of Default”), as of the date hereof no Event of Default (as such term is defined in the Loan Agreement, as amended hereby) or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred.
4.    Performance of Covenants. Each Security Party hereby reaffirms that it has, unless waived pursuant to the waivers in the Letter Agreements, duly performed and observed the covenants and undertakings set forth in the Loan Agreement, the Note, the Security Documents and any Interest Rate Agreement (updated mutatis mutandis and as amended hereby) to which it is a party, on its part to be performed (unless such covenant or undertaking was waived pursuant to one or more of the Letter Agreements), and each Security Party covenants and undertakes from the date hereof to duly to perform and observe the covenants and undertakings contained in the Loan Agreement, the Note, the Security Documents and any Interest Rate Agreement (updated mutatis mutandis and as amended hereby), including, upon the effectiveness of this Agreement, the financial covenants, so long as the Loan Agreement, the Note, the Security Documents and any such Interest Rate Agreement, as the same is amended hereby and may hereafter further be amended or supplemented, shall remain in effect.

5.    Amendment of the Loan Agreement. The parties hereto agree that as of the effectiveness of this Agreement:
(a)    All references to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby.
(b)    Exhibit B to the Loan Agreement, with respect to the MONTCO Guarantor only, shall be deleted in its entirety.
(c)    Exhibit P to the Loan Agreement shall be deleted in its entirety and replaced with form of Compliance Certificate attached hereto as Exhibit P.
(d)    Section 1.1 of the Loan Agreement is hereby amended as follows:

i.	The definition of “Acceptable Accounting Firm” shall be deleted in its entirety and replaced with the following:
“means Ernst & Young, LLP, Grant Thornton LLP or such other Public Company Accounting Oversight Board recognized national or international accounting firm as shall be approved by the Facility Agent

ii.	The definition of “Change of Control” shall be deleted in its entirety and replaced with the following:
“means:
(i) with respect to Falcon Global, the aggregate of the voting power or ownership interests of such Borrower directly, indirectly or beneficially owned by the SEACOR Guarantor and any affiliate of the SEACOR Guarantor shall cease to own more than 50% of the total voting power or ownership interest of such Borrower;
(ii) with respect to Falcon Pearl and Falcon Diamond, Falcon Global ceases to own directly 100% of the total voting power or ownership interest;
(iii) with respect to the Guarantor, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power or ownership interest of the Guarantor, and
(iv) with respect to the Vessel Manager, none of Falcon Global, nor the Guarantor (or an Affiliate of any such Person) has voting control of the Vessel Manager;”

iii.	The definition of “Debt Service Coverage Ratio” shall be deleted in its entirety and replaced with the following:

“means, at the relevant time of determination, (1), when calculating this ratio at all times other than with respect to an Authorized Distribution, the ratio of (i) the sum of (x) all capital contributions (by way of equity or subordinated debt, in each case, effected in a manner acceptable to the Lenders) to the Borrowers, on an aggregate basis, made in the last four fiscal quarters (but after the delivery date of the relevant Vessels), (y) all of the Borrowers’ EBITDA, on an aggregate basis, for the last four fiscal quarters, and (z) any cash balances at the end of the reporting period in excess of the Minimum Liquidity covenant of Section 9.3(b), to (ii) all of the Borrowers’ Interest Expense for the last four fiscal quarters plus the scheduled principal payments made on the Borrowers’ Indebtedness hereunder during the last four fiscal quarters, and (2) when calculating this ratio with respect to an Authorized Distribution, the ratio of (i) all of the Borrowers’ EBITDA, on an aggregate basis, for the last four fiscal quarters, to (ii) all of the Borrowers’ Interest Expense for the last four fiscal quarters plus the scheduled principal payments made on the Borrowers’ Indebtedness hereunder during the last four fiscal quarters;”;

iv.	The definition of “Guaranty” shall be deleted in its entirety and replaced with the following:
“means the amended and restated guaranty to be executed by the Guarantor, substantially in the form of Exhibit B hereto;”;

v.	The definition of “Guarantor(s)” shall be deleted in its entirety and replaced with the following:
“means the SEACOR Guarantor;”;

vi.	The definition of “Margin” shall be deleted in its entirety and replaced with the following:
“means, with respect to each Tranche, 3.5%;”;

vii.	The definition of “MONTCO Guarantor” shall be deleted in its entirety; and

viii.	The definition of “Required MONTCO Guarantor Prepayment Amount” shall be deleted in its entirety.
(e)    The following definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order:
““Authorized Distribution” has the meaning given such term in Section 9.2(k)”;
““Cure Amount” has the meaning given such term in Section 9.4(a)”;
““Cure Deadline” has the meaning given such term in Section 9.4(a)”;

““Cure Right” has the meaning given such term in Section 9.4(a)”;
““Omnibus Agreement” means that certain omnibus amendment agreement related to loan agreement dated as of November 3, 2017 and made by and among, inter alios, (i) the Borrowers, (ii) the Guarantor, (iii) Montco Global, LLC, (iv) the Lenders, (v) the Facility Agent, and (vi) the Security Trustee, pursuant to which, among other things, this Agreement and the Guaranty were amended thereby”.
(f)    Section 1.3 of the Loan Agreement shall be amended by adding the following sentence at the end of such Section:
“Notwithstanding the foregoing, in calculation of the financial covenants set forth herein only, all accounting terms relating to operating leases shall be construed in accordance with GAAP in effect on August 3, 2015.”.
(g)    Section 8.1(t) (Change of Control) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“(t)	Change of Control. A Change of Control shall occur.”
(h)    Section 9.1(d)(i) (Financial Information) shall be deleted in its entirety and replaced with the following:
“as soon as available but not later than one hundred twenty (120) days after the end of each fiscal year of each Borrower, complete copies of the consolidated financial reports of the Borrowers (together with a calculation of cash and Cash Equivalents and a Compliance Certificate), all in reasonable detail, unaudited, which shall include such financial information relating to profits and losses, cash flow details and the listing of contingent liabilities for the Borrowers as would be presented in audited financial statements as well as the consolidated balance sheet of each of the Borrowers as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year;”.
(i)    Section 9.1(d)(ii) (Financial Information) shall be deleted in its entirety and replaced with the following:
“as soon as available but not later than sixty (60) days after the end of each of its fiscal quarters of each Borrower, the interim consolidated balance sheet of the Borrowers (together with a Compliance Certificate), and the related consolidated profit and loss statements and sources and uses of funds and such financial information relating to profits and losses, cash flow details and the listing of contingent liabilities for the Borrowers as would be presented in audited financial statements, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of each Borrower;”.
(j)    Section 9.2(k) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“(k) Distributions on Membership Interests. Permit Falcon Global to directly or indirectly declare or make any distribution on its membership interests; provided, however, that, notwithstanding the foregoing, Falcon Global shall be permitted to make distributions on its membership interests to its respective owners if all of the following conditions are met, which shall be evidenced by financial reports together with a Compliance Certificate (an “Authorized Distribution”): (A) annually if the ratio of EBITDA Backlog for the subsequent four fiscal quarters to all of the Borrowers’ Future Debt Service, as certified by an authorized officer of Falcon Global with supporting calculations is greater than 1.25:1:00; provided that all covenants in Sections 9.1, 9.2, and 9.3, are met before and after such distribution, and also that a Funded Debt Ratio of no more than 4:1 is maintained at all times, and met before and after such distribution, (B) at least the one (1) year has passed since the Delivery Date of the second Vessel, (C) both Vessels shall have been delivered to the respective Borrowers, and (D) no Default or Event of Default has occurred and is continuing or would result from such distribution or payment. If any event of default under any other Indebtedness of the Guarantor has occurred and such Indebtedness is in the aggregate of Ten Million Dollars ($10,000,000), the Borrowers shall be required to maintain not less than $10,000,000.00 in cash to be held in the Operating Account for so long as such event of default is continuing.”.
(k)    Section 9.3(c) of the Loan Agreement shall be deleted in its entirety and replaced with the following:
“(c) [INTENTIONALLY LEFT BLANK]”.
(l)    The last sentence of Section 9.3(d) (Maximum Loan to Value Ratio) of the Loan Agreement shall be deleted in its entirety.
(m)    A new Section 9.4 (Equity Cure) shall be added to the Loan Agreement to read as follows:
“9.4    Equity Cure.
(a)    Financial Covenants Cure Right.  Notwithstanding anything to the contrary contained in Section 9.3, if the Borrowers fail, or any of them fails, to comply with the financial covenants contained in Section 9.3(a) (Debt Service Coverage Ratio), then (x) the Borrowers or any of them shall be permitted on or prior to the twentieth (20th) day following the earlier of (i) the date the certificate calculating compliance with such financial covenants is required to be delivered pursuant to Section 9.1(d) and (ii) the date of receipt of a notice from the Facility Agent that the Borrowers are, or any of them is, not in compliance with such financial covenants (the “Cure Deadline”), to cure such failure to comply by receiving cash proceeds from a cash capital contribution or funds from a loan subordinated on terms acceptable to the Lenders (collectively, the “Cure Right”), and (y) upon receipt by the Borrower of such cash proceeds or subordinated loan (such cash or subordinated loan amount used to cure a financial covenant default, the “Cure Amount”) pursuant to the exercise of such Cure Right, the Debt Service Coverage Ratio shall be recalculated by increasing Borrowers’ EBITDA and Cash Equivalents,; provided that such cash capital contribution or funds from a subordinated loan shall be deemed to have been contributed or paid in the fiscal quarter to which the Cure Right applies for all purposes.
(b)    Treatment of Cure Amount.  The parties hereby acknowledge that this Section 9.4 may not be relied on for purposes of calculating any financial ratios other than with respect to 9.3(a) (Debt Service Coverage Ratio), except as such section relates to Authorized Distributions under Section 9.2(k), and shall not result in any adjustment to any baskets or other amounts other than the amount of Borrowers’ EBITDA and Cash Equivalents.
(c)    Cure of Financial Covenant Default.  If a financial covenant Default has occurred and is continuing and if, after giving effect to the recalculation of the Debt Service Coverage Ratio pursuant to this Section 9.4, the Borrower is in compliance with the Debt Service Coverage Ratio, the Borrowers and each of them shall be deemed to have satisfied the financial covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the financial covenant Default shall be deemed cured for the purposes of this Agreement.”
(n)    Section 16 of the Loan Agreement shall be amended by deleting the references to the MONTCO Guarantor.
6.    Amendment of A&R Guaranty. The parties hereto agree that as of the effectiveness of this Agreement:
(a)    A new Exhibit A (Compliance Certificate) to the A&R Guaranty shall be inserted in the form of the Compliance Certificate attached hereto as Exhibit A.
(b)    Section 1 (DEFINITIONS) shall be deleted in its entirety and replaced as follows:
“1. DEFINITIONS.
1.1 Definitions. In this Guaranty, unless the context otherwise requires:
(a) “Capital” means Gross Interest Bearing Debt plus shareholders’ equity of the Guarantor;
(b) “Chase Facility” means the exit financing facility to be entered into among (i) Falcon Global USA LLC, as borrower, (ii) subsidiary guarantors of Falcon Global USA LLC (iii) the lenders party thereto, and (iv) JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and security trustee, to replace the existing Chase facility of MONTCO Offshore and related companies, and the “DIP facility” provided to MONTCO Offshore and Montco Oilfield Contractors, LLC;

(c) “Compliance Certificate” means a certificate certifying the compliance by the Guarantor with all of its covenants contained herein and delivered by the chief financial officer of the Guarantor to the Facility Agent from time to time pursuant to Sections 4(f) hereof and substantially in the same form as the form of “Compliance Certificate” set out as Exhibit A hereto
(d) “Gross Interest Bearing Debt” means the consolidated total amount of Indebtedness of the Guarantor outstanding on the date of any calculation minus the aggregate of all debt under all Warehouse Financing Facilities and the Chase Facility;
(e) “MONTCO Offshore” means MONTCO OFFSHORE, INC., a corporation organized and existing under the laws of the State of Louisiana;
(f) “SEACOR Guarantor Total Debt” means the sum of Gross Interest Bearing Debt, plus any lease obligations of the Guarantor on a consolidated basis, plus the amount of guaranteed obligations under any guarantee by the Guarantor of the Chase Facility; and
(g) “Warehouse Financing Facilities” means financings of special purpose vehicles, directly or indirectly wholly-owned by the Guarantor or otherwise consolidated in the financial statements of the Guarantor in accordance with GAAP, that are non-recourse to the Guarantor.
1.2 Other Defined Terms. Except as otherwise defined herein, terms defined in the Loan Agreement shall have the same meaning when used herein.”
(c)    A new Section 4(c) is added to the A&R Guaranty to read as follows:
“(c)     the Guarantor hereby covenants and undertakes to promptly notify the Facility Agent if the Guarantor enters into or agrees to enter into any facility agreement with any financial institution pursuant to which the Guarantor is an obligor and which has the benefit of any term or provision that is more favorable than the terms and provisions relating to the Guarantor in the Loan Agreement or any of the other Transaction Documents.  If requested by the Facility Agent acting upon the instructions of any Lender, the terms of this Guarantee and any other relevant Transaction Document to which the Guarantor is a party shall be amended and/or supplemented to incorporate such more favorable terms and provisions with respect to the Guarantor in a manner satisfactory to the Facility Agent. This clause is for the benefit of the Lenders and the other Creditors only.”.
(d)    A new Section 4(d) is added to the A&R Guaranty to read as follows:

“(d) the Guarantor hereby covenants and undertakes to maintain at all times after the date of the effectiveness of the Omnibus Agreement, minimum cash and Cash Equivalents of the greater of (x) 10% of SEACOR Guarantor Total Debt and (y) $50,000,000.”.
(e)    A new Section 4(e) is added to the A&R Guaranty to read as follows:
“(e) the Guarantor hereby covenants and undertakes to maintain at all times after the date of the effectiveness of the Omnibus Agreement, a ratio of Gross Interest Bearing Debt to Capital of no greater than (x) 60% from such effective date thereof until and including December 31, 2019 and (y) 55% thereafter.”.
(f)    A new Section 4(f) is added to the A&R Guaranty to read as follows:
“(f) the Guarantor hereby covenants and undertakes to deliver to the Facility Agent
“(i)    as soon as available but not later than one hundred twenty (120) days after the end of each fiscal year of the Guarantor, complete copies of the consolidated financial reports of the Guarantor (together with a Compliance Certificate), all in reasonable detail, which shall include at least the consolidated balance sheet of the Guarantor as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an Acceptable Accounting Firm;
(ii)    as soon as available but not later than sixty (60) days after the end of each of its fiscal quarters of the Guarantor, the interim consolidated balance sheet of the Guarantor (together with a Compliance Certificate), and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Guarantor;
(iii)    within ten (10) Banking Days of the Guarantor’s receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Guarantor;
(iv)    such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information and otherwise as to the condition, business or operations of the Guarantor as the Facility Agent may from time to time request, certified to be true and complete by the chief financial officer of the Guarantor as the case may be; and
(v)    as soon as they become available, but in any event not less than thirty (30) days from the end of the Guarantor’s fiscal year, its board approved budget.

7.    Amendment of Subordination Agreement. The parties hereto agree that as of the effectiveness of this Agreement:
(a)    Recital 1 to the Subordination Agreement shall be deleted in its entirety and replaced with the following:
“1.    Debtor and Subordinated Creditor have entered into a second amended and restated subordinated loan agreement wherein Subordinated Creditor has agreed to provide Debtor a voluntary $24,500,000 working capital loan (together with such other documents and instruments entered in connection thereof, the “Subordinated Debt Documents”).”.
8.    Other Documents. By the execution and delivery of this Agreement, each of the Borrowers, the SEACOR Guarantor, the SEACOR Parent and the MONTCO Parent and the Creditors hereby consents and agrees that all references in the Note and the other Transaction Documents (as defined in the Loan Agreement, as amended hereby) to which it is a party to the Loan Agreement, the A&R Guaranty, the SEACOR Pledge Agreement, the MONTCO Pledge Agreement and the Subordination Agreement shall be deemed to refer to the Loan Agreement, the A&R Guaranty, the SEACOR Pledge Agreement, the MONTCO Pledge Agreement and the Subordination Agreement, as the case may be, as amended and supplemented by this Agreement. By the execution and delivery of this Agreement, the Borrowers, the SEACOR Guarantor, the SEACOR Parent and the MONTCO Parent hereby consent and agree that the Security Documents (as defined in the Loan Agreement, as amended hereby) and the Subordination Agreement to which any of them is party and any other documents that have been or may be executed as security for the Loan and all of their respective obligations under the Loan Agreement, the Note or any other Transaction Documents (as defined in the Loan Agreement, as amended hereby) shall remain in full force and effect notwithstanding the amendments contemplated hereby.
9.    Conditions Precedent to the effectiveness of this Agreement. The effectiveness of this Agreement shall be expressly subject to the following conditions precedent:

(i).	Agreement. Each of the Borrowers, the SEACOR Guarantor, the SEACOR Parent and the MONTCO Parent shall have executed and delivered to the Facility Agent this Agreement;

(ii).
Mortgage Amendments. A duly executed and notarized original Amendment No. 1 to First Preferred Marshall Islands Mortgage in relation to each Vessel made by each of Falcon Pearl and Falcon Diamond and the Security Trustee, each in form and substance satisfactory to the Security Trustee and its legal advisers, each duly recorded with the Deputy Commissioner of Maritime Affairs of the Republic of the Marshall Islands together with a copy of a Certificate of Ownership and Encumbrance confirming such recordations;

(iii).
UCC Filings. Each relevant Security Party shall have duly delivered to the Facility Agent amendments to the Uniform Commercial Code financing statements relating to the change of Falcon Global’s name for filing with the State of Delaware, the District of Columbia, Terrebonne Parish Louisiana, and in such other jurisdictions as the Facility Agent may reasonably require;

(iv).
Corporate Documents. The Facility Agent shall have received such evidence as it may reasonably require as to the authority of the officers or attorneys-in-fact executing this Agreement and the Mortgage Amendments, including, but not limited to, the following:

A.	copies, certified as true and complete by an officer of each Security Party, of the constitutional documents of each Security Party;

B.
copies, certified as true and complete by an officer of each Security Party, of the resolutions of the board of directors and shareholders, manager or members thereof, as the case may be, evidencing approval of this Agreement, and the Mortgage Amendments, as applicable, and authorizing an appropriate officer or attorney-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

C.
copies, certified as true and complete by an officer of each Security Party, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Security Parties as may be required by the Creditors), approvals or consents with respect to this Agreement and the Mortgage Amendments; and

D.
if applicable, the Facility Agent shall have received a certified copy of any power of attorney under which this Agreement and any other document to be executed pursuant to this Agreement (including the Mortgage Amendments) was or is to be executed on behalf of each Security Party;

(v).	Resignation Letters. Fully executed but undated resignation letters for any newly appointed director or officer of each Borrower.

(vi).
Amended & Restated Subordinated Working Capital Loan. Falcon Global and the SEACOR Parent shall have entered into a second amended and restated subordinated loan agreement which shall amend and restate that certain working capital loan dated as of April 28, 2017, as amended and restated by a first amended and restated subordinated loan agreement dated as of June 30, 2017, pursuant to which Falcon Global shall receive from the SEACOR Parent a working capital loan in the amount of $24,500,000;

(vii).
No Event of Default. The Creditors shall be satisfied that, other than the Disclosed Events of Default, no Event of Default (as defined in the Loan Agreement, as amended hereby) or event which, with the passage of time, giving of notice or both would become an Event of Default under the Loan Agreement (as amended hereby) has occurred and be continuing and the representations and warranties of the Security Parties contained in the Loan Agreement (as amended hereby), this Agreement, and the other Security Documents (as defined in the Loan Agreement, as amended hereby), shall be true on and as of the date of this Agreement.

(viii).
Legal Opinions. The Facility Agent shall have received legal opinions addressed to the Lenders from Watson Farley & Williams LLP, special counsel to the Security Parties in such form as the Facility Agent may require, as well as such other legal opinions as the Facility Agent shall have required as to all or any matters under the laws of the United States of America, the State of New York, the State of Delaware and the Republic of the Marshall Islands in a form acceptable to the Facility Agent and its counsel;

(ix).
Fees and expenses. (i) The Facility Agent shall have received from the Borrowers an amendment fee in the amount of $150,000 to be shared equally among the Lenders and (ii) legal counsel for the Creditor Parties shall have received from the Borrowers payment in full of their invoiced fees and disbursements relating to the Loan Agreement and any amendments thereto including this Agreement; and

(x).
Additional Information. The Facility Agent shall have received all such other agreements, instruments, documents, certificates (including a certificate of good standing), and information of each Security Party as the Creditors deem reasonably necessary or advisable.

10.    Name Change and Amendment & Restatement of Limited Liability Company Agreement. Falcon Global is hereby authorized as of the date hereof to (i) amend and restate its limited liability company agreement (the “LLC Agreement”) in a form satisfactory to the Lenders (such consent not to be unreasonably withheld) and (ii) amend its certificate of formation and the LLC Agreement in order to change its name to “Falcon Global International LLC”. Falcon Global shall promptly provide certified copies of (i) its amended certificate of formation as soon as it becomes available from the Marshall Islands corporate registry, (ii) the amended and restated LLC Agreement as soon as it has been adopted by the SEACOR Parent and the MONTCO Parent, (iii) an officer or director certificate certifying who the officer and directors are of Falcon Global and (iv) fully executed and undated resignation letters from each officer and director of Falcon Global.
11.    No Other Amendment. All other terms and conditions of the Loan Agreement, the A&R Guaranty, the SEACOR Pledge Agreement, the MONTCO Pledge Agreement and the Subordination Agreement shall remain in full force and effect and the Loan Agreement, the A&R Guaranty, the SEACOR Pledge Agreement, the MONTCO Pledge Agreement Subordination Agreement shall be read and construed as if the terms of this Agreement were included therein by way of addition or substitution, as the case may be.
12.    Release of MONTCO Guarantor. Upon the effectiveness of this Agreement, the Creditors agree that the MONTCO Guarantor is hereby released from any and all of its obligations under the Guaranty.
13.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
14.    Transaction Document. This Agreement is a Transaction Document.
15.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

FALCON GLOBAL LLC, as a borrower

By:	/s/ Jesus Llorca
Name: Jesus Llorca Title: Vice President

FALCON PEARL LLC, as a borrower

By:	/s/ Jesus Llorca
Name: Jesus Llorca Title: Vice President

FALCON DIAMOND LLC, as a borrower

By:	/s/ Jesus Llorca
Name: Jesus Llorca Title: Vice President

SEACOR MARINE HOLDINGS INC., as guarantor

By:	/s/ Jesus Llorca
Name: Jesus Llorca Title: Executive Vice President

SEACOR LB OFFSHORE (MI) LLC, as a relevant parent

By:	/s/ Jesus Llorca
Name: Jesus Llorca Title: Vice President

MONTCO GLOBAL, LLC, as a relevant parent

By:	/s/ Derek Boudreaux
Name: Derek Boudreaux Title: Director

DNB BANK ASA, as Facility Agent, Securities Trustee and Swap Bank

By:	/s/ Philippe Wulfers
Name: Philippe Wulfers Title: Vice President

By:	/s/ Andrew J. Shohet
Name: Andrew J. Shohet Title: Vice President

DNB CAPITAL LLC, as lender

By:	/s/ Philippe Wulfers
Name: Philippe Wulfers Title: Vice President

By:	/s/ Andrew J. Shohet
Name: Andrew J. Shohet Title: Vice President

CLIFFORD CAPITAL PTE. LTD., as lender

By:	/s/ Richard Desai
Name: Richard Desai Title: Chief Risk Officer

NIBC BANK N.V., as lender and swap bank

By:	/s/ M.J. van West
Name: M.J. van West Title: Managing Director

By:	/s/ Ekaterina Kouznetsova
Name: Ekaterina Kouznetsova Title: VP Oil & Gas Services